UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 7, 2004

Gables Residential Trust

(Exact name of Registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	1-12590 (Commission File Number)	58-2077868 (I.R.S. Employer Identification No.)

777 Yamato Road, Suite 510
Boca Raton, FL 33431
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:
(561) 997-9700

Item 5.            Other Events.

            On June 4, 2004, Gables Residential Trust (the "Company") issued a press release announcing two separate transactions through which it will establish an operating platform in San Diego, the Inland Empire (Riverside/San Bernandino), and Washington DC.  The Company recently acquired Income Growth Property Management, Inc., a San Diego based property management company, which has 2,141 units currently under management. Separately, the Company has reached an agreement with the New York State Teachers' Retirement System ("NYSTRS"), advised by JP Morgan Fleming Asset Management, to acquire and develop assets in the San Diego, Inland Empire, and Washington DC markets.  The Company will contribute two assets in South Florida and one in Washington, DC and NYSTRS will contribute two assets in Temecula, California to the joint venture.  Closing of the joint venture transaction and related property contributions is subject to customary closing conditions, including receipt of lender consents which the Company expects by mid-June.  For further information concerning these transactions, see the press release which is filed as Exhibit 99.1 to this report and incorporated herein by reference.

Item 7.             Financial Statements, Pro Forma Financial Information and Exhibits.

(c)        Exhibits:

Exhibit No.                               Description

99.1     Press Release of the Company, dated June 4, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 7, 2004

GABLES RESIDENTIAL TRUST

By:          /s/ Marvin R. Banks, Jr.
           Marvin R. Banks, Jr.
  Senior Vice President and Chief
 Financial Officer